UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 7, 2013

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2013, Level 3 Communications, Inc. (“Level 3”) issued a press release to announce that its Chief Executive Officer, James Q. Crowe, has informed the Level 3 Board of Directors (the “Board”) of his intention to transition out of his position as Chief Executive Officer by the end of 2013.

The Board has formed a Transition Planning Committee to assist it with the process of identifying and selecting a new chief executive officer, and with the planning for the leadership transition. The timing of the transition is subject to change at the Board’s discretion in consultation with Mr. Crowe.

The press release is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference as if set forth in full.

Item 9.01. Financial Statements and Exhibits

(a)                 Financial Statements of Business Acquired

None

(b)                 Pro Forma Financial Information

None

(c)                  Shell Company Transactions

None

(d)                 Exhibits

99.1                        Press Release dated March 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

	By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date: March 7, 2013

Exhibit Index

Exhibit	Description

99.1	Press Release dated March 7, 2013